Exhibit 99.1 Callaway Golf Company Lender Presentation February 17, 2022

IMPORTANT NOTICES Forward-looking Statements. During the presentation, any comments made about future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s and Topgolf’s financial outlook (including revenue, Adjusted EBITDA/EBITDAR and capital expenditures), continued impact of the COVID-19 pandemic on the Company’s business and the Company’s ability to improve and recover from such impact, impact of any measures taken to mitigate the effect of the pandemic, strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, benefits of strategic collaborations, increases in shareholder value, post-pandemic consumer trends and behavior, future industry and market conditions, the benefits of the Topgolf merger, including the anticipated operations, venue/bay expansion plans, financial position, liquidity, performance, prospects or growth and scale opportunities of the Company, Topgolf or the combined company, the new potential Term Loan financing and the concurrent refinancing and upsizing of its ABL Revolver, and the timing related thereto, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Such statements reflect the Company’s best judgment as of the time made based on then current market trends and conditions. Actual results could differ materially from those as a result of certain risks, unknowns and uncertainties applicable to the Company and its business. For additional details concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed with the SEC from time to time. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Regulation G. In addition, in order to assist you with period-over-period comparisons on a consistent and comparable basis, today’s presentation includes certain non-GAAP information. The Company provided information excluding certain non-cash amortization and depreciation of intangibles and other assets related to the Company’s acquisitions (including an impairment charge of $174.3 million recorded in 2020), non-cash amortization of the debt discount related to the Company’s convertible notes, acquisition and other non-recurring items (including a $253 million non-cash gain in 2021 resulting from the Company’s pre-merger equity position in Topgolf), and a non-cash valuation allowance recorded against certain of the Company’s deferred tax assets as a result of the Topgolf merger. This non-GAAP information may include non-GAAP financial measures within the meaning of Regulation G. These non-GAAP measures should not be considered as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company’s business with regard to these items. The Company has provided reconciliations of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, which are included in this presentation. Additionally, this presentation contains certain forward-looking Adjusted EBITDA/EBITDAR information. A reconciliation of such forward-looking Adjusted EBITDA/EBITDAR to the most closely comparable GAAP financial measure (net income) is not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact Adjusted EBITDA/EBITDAR. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from Adjusted EBITDA/EBITDAR. The Company currently expects to continue to exclude these items in future disclosures of Adjusted EBITDA/EBITDAR and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on net income. 1

TODAY’S PRESENTERS Chip Brewer President & CEO Brian Lynch EVP, CFO and Chief Legal Officer Patrick Burke Senior Vice President, Global Finance 2

AGENDA Transaction Overview 1 Company Overview & Key Credit Highlights 2 Financial Overview 3 Appendix 4 3

Transaction Overview

TRANSACTION OVERVIEW

- Callaway Golf Company ("Callaway" or the "Company") is a leading global provider of premium golf equipment, apparel and entertainment operating through a portfolio of global brands and ventures, including Callaway Golf, Odyssey, OGIO, TravisMathew, Jack Wolfskin, and Topgolf Entertainment Group

- On February 10th, Callaway reported record 2021 Revenue and EBITDA of $3,133 million[1] and $445 million[1], respectively, driven by unprecedented demand for golf equipment and apparel products and increased volume at Topgolf venues

  - Pro forma LTM 12/31/21 Revenue and EBITDA of $3,276 million and $448 million, respectively, inclusive of full 12-month contribution from Topgolf

- The Company is seeking to raise a new $950 million 7-year Term Loan B (the "Financing")

  - Net proceeds from the Financing will be used to refinance the existing Callaway and Topgolf Term Loan B borrowings and existing Revolver capacity[2], along with providing cash to balance sheet for general corporate purposes

  - Pro forma for the Financing, Total and Net Leverage[3] will be 4.3x and 3.1x, respectively, based on pro forma FY 2021 EBITDA of $448 million

- The Company is concurrently refinancing and upsizing its ABL Revolver with a new 5-year $500 million ABL facility

1. Due to the timing of the Topgolf acquisition on March 8, 2021, Callaway's reported FY 2021 financial results will only include 10 months of Topgolf results.
2. Existing Callaway and Topgolf revolvers to be refinanced; existing JPY Revolver and German ABL tranche to remain in place.
3. Net leverage calculation excludes restricted cash.

5

TRANSACTION SOURCES & USES AND PRO FORMA CAPITALIZATION ($ in millions) ($ in millions) Pro Forma Maturity 12/31/2021A 12/31/2021A Sources Amount ($) New ABL Revolver ($500mm) -- 3 $352 $518 Combined Cash & Cash Equivalents New Term Loan B 950 Callaway Golf Indebtedness Total Sources $950 4 Various -- -- ABL Revolver ($367mm) 5 German ABL Revolver Tranche ($70mm) 5/17/24 9 9 Uses Amount ($) Term Loan B 1/4/26 437 -- Refinance Existing Revolving Facilities -- 6 Various 44 44 Other Indebtedness 1 Refinance Existing Term Loan Bs 784 Total Callaway Golf Secured Debt $490 $53 2 Cash to Balance Sheet 166 Convertible Note 5/1/26 259 259 Total Uses $950 Total Callaway Golf Debt $749 $312 Topgolf Indebtedness Revolver ($175mm) 2/8/24 -- -- Term Loan B 2/8/26 340 -- 7 -- 461 461 Deemed Landlord Financing 8 2033 - 2036 180 180 Other Real Estate-Related Debt Total Topgolf Debt $981 $641 Combined Entity Indebtedness New ABL Revolver ($500mm) 5 Years -- -- New Term Loan B 7 Years -- 950 Total Secured Debt $1, 471 $1, 644 Total Debt $1, 730 $1, 903 Operating Statistics (LTM 12/31/21) $268 -- LTM Callaway Golf Adj. EBITDA LTM Topgolf Adj. EBITDA 179 -- Note: Excludes estimated transaction fees & expenses. Pro forma LTM Adjusted EBITDA $448 $448 1. Inclusive of breakage costs on Topgolf TLB. 2 2. Additional $166 million in cash to balance sheet to offset aggregate reduction in pro forma revolver Available Liquidity LTM 12/31/21 $753 $859 capacity. 3. Excludes restricted cash of ~$5 million. Consolidated LTM 12/31/21 Credit Stats 4. Consists of $37mm Japanese ABL facility, as well as the US tranche ($260mm), Canadian tranche ($25mm), and UK tranche ($45mm) of the $400mm ABL facility. Total Secured Debt / Adj. EBITDA 3.3x 3.7x 5. $9 million draw on the German tranche ($70mm) of the $400mm ABL facility to remain outstanding Total Debt / Adj. EBITDA 3.9x 4.3x pro forma the transaction. 6. Consists of $13mm of JPY term loan outstandings and $31 million of equipment loans. Net Debt / Adj. EBITDA 3.1x 3.1x 7. Deemed landlord financing represents construction advances for leased assets that are treated as owned for accounting purposes. Excluded from debt under existing TG credit agreement, but included in debt above. 6 8. Includes capital leases, mortgages, and venue finance leases.

SUMMARY OF INDICATIVE TERM LOAN B TERMS Borrower: Callaway Golf Company Guarantors: Material domestic subs (including Topgolf), subject to certain customary exceptions § First Lien on substantially all assets of the Borrower and Guarantors (including (i) equity interests of subsidiaries held by the guarantors, subject to customary exceptions and Security: (ii) the intellectual property of Jack Wolfskin, Travis Mathew and Topgolf (other than IP related to the Toptracer fleet)), other than ABL Priority Collateral § Second Lien on all domestic ABL Priority Collateral (including accounts receivable, inventory, deposit accounts, intellectual property not described above) Facility: Senior Secured Term Loan B Amount: $950 million Maturity: 7 years Amortization: 1.00% amortization per annum Optional 101 soft call for 6 months Redemption: Excess Cash 50% excess cash flow sweep with First Lien Leverage based step-downs Flow Sweep: Financial Maintenance None; covenant-lite Covenants: Negative Usual and customary, including limitations on indebtedness, liens, investments, restricted payments and asset sales Covenants: 7

EXECUTION TIMELINE February 2022 March 2022 S M T W T F S S M T W T F S 1 2 3 4 5 1 2 3 4 5 6 7 8 9 10 11 12 6 7 8 9 10 11 12 13 14 15 16 17 18 19 13 14 15 16 17 18 19 20 21 22 23 24 25 26 20 21 22 23 24 25 26 27 28 27 28 29 30 31 ELY Q4 2021 Earnings Market Holiday Timing Event th Week of February 14 • Lender Conference Call (2/17) st Week of February 21 • Price and Allocate TLB (2/25) Thereafter • Close and Fund 8

Company Overview & Key Credit Highlights

SUMMARY CREDIT HIGHLIGHTS Leading tech-enabled golf and active lifestyle company delivering premium equipment, apparel 1 and entertainment Operate in attractive golf, outdoor and entertainment segments positioned to benefit from strong 2 industry tailwinds Diversified portfolio of coveted brands and proven concepts presents unique competitive 3 advantage Embedded growth within existing portfolio set – supporting EBITDA stability and growth through 4 various operating conditions Strong track record managing leverage 5 10

OUR BUSINESS HAS TRANSFORMED OVER THE PAST FIVE YEARS

FY 2016	FY Pro Forma 2021[1]



Golf Equipment 84%
Apparel, Gear and Other 16%
Golf Equipment 38%
Topgolf 38%
Apparel, Gear and Other 25%

($ in millions)	FY 2016	FY Pro Forma 2021
Enterprise Value[2]	$947	$6,233
Revenue	871	3,276[1]
Adj. EBITDA	67	448[1]

2021 Adj. EBITDA outperformed original forecast[3] by 149%

WE ARE IN A STRONGER POSITION TODAY

GOLF EQUIPMENT

- Market leader in highly attractive worldwide golf market
- New period of growth for golf with interest in the game at an all-time high
- Topgolf will continue to add new golfers to the traditional game
- Segment can generate significant cash flow even in a downturn
  - Discretionary and growth related spend can be adjusted in the short to medium term without harming long-term brand value

APPAREL, GEAR AND OTHER

- Proven profitability and cash flow generation across business lines
- Investments in combining back office support, IT systems and new market support behind the Company provide operating synergies

TOPGOLF

- Successful concept across all venue sizes, geographies and climates, with development pipeline line of sight into 2024
- Proven sustained profitability as sites mature
- Highly visible and predictable business model with strong operating cash flow generation
- Ample flexibility to adjust growth investments based on the prevailing environment

Note: Figures may not sum to 100% due to rounding.
1. Due to the timing of the Topgolf acquisition on March 8, 2021, Callaway's reported full year financial results will only include 10 months of Topgolf results. The pro forma financial results shown above include Topgolf contribution for January and February 2021.
2. Factset as of December 31, 2016 and December 31, 2021.
3. Combined Callaway and Topgolf forecast as presented in the January 2021 Form S-4/A as part of the Topgolf acquisition.

11

OUR ADDRESSABLE MARKET IS INCREASING 1 TOTAL GOLF PARTICIPATION ON THE RISE OFF-COURSE GOLF • Off-course golf remains the fastest growing segment across the golf ecosystem in the US, Dining, Sports, Media up 25% in 2021 to 12.4M participants (from & Entertainment 2 9.9M 2019) 37.5 • Projected 30M Topgolf visitors per year by 36.9 2022, serving as key funnel for new entrants 34.2 33.5 32.1 Apparel & 12.4 12.1 10.6% ON-COURSE GOLF 9.9 Active Lifestyle 9.3 8.3 • Added 300k new on-course golfers in the US 2 in 2021 and 500k in 2020 • 2021 rounds played increased +6% vs. 2020 Off-Course 3 and +20% vs. 2019 Golf • Expect accelerated growth in on-course as 25.1 24.8 24.2 24.3 Topgolf participation increases 23.8 1.3% APPAREL AND ACTIVE LIFESTYLE • Global outdoor apparel market expected to On-Course 4 grow 5.3% CAGR through 2024 Golf 2017 2018 2019 2020 2021 • Significant runway related to new markets On-course Golfers Off-course Golfers • Creating significant infrastructure and operational synergies DIVERSIFIED PORTFOLIO PROVIDES ADVANTAGE OVER COMPETITION FOCUSED ONLY ON GOLF EQUIPMENT 1. Golf Datatech/National Golf Foundation December 2021 report. 2. National Golf Foundation 2021 Annual Report. 12 3. Technomic research as of 2021. 4. Technavio research as of November 2019.

WELL-POSITIONED FOR A SUSTAINABLE FUTURE

Callaway

TOPGOLF

- Significant cash generation leading to less funding needed from Callaway
- Q4 2021 same venue sales +6% over 2019 levels
- Clear visibility into venue pipeline into 2024
- Engaging a global audience through digital games
- Co-branding on Tour to drive more experienced golfers to venues
- Leverage proprietary customer data to explore new opportunities to target consumers
- Created clear competitive advantage in Venues business and have a clear path to create the same advantages for TopTracer Range business

TOPGOLF | TOPTRACER | TOPGOLF VENUES | TOPGOLF MEDIA

GOLF EQUIPMENT

- Multi-year increase in consumer spending expected with new entrants to the sport
- Opportunity to increase price on 2022 new launch products
- Historically low inventory levels at retail
- Opportunity to continue to gain share in all categories, especially golf ball
- R&D spend, trend towards custom fitting, U.S. green grass account base of well over 10,000 all favor the largest OEMs
- Ability to leverage TopTracer Range and Topgolf Venue consumers to drive incremental revenue

Callaway

APPAREL

- TravisMathew expansion into key accounts and category expansion opportunities
- Jack Wolfskin reinvigorated brand strength and direct-to-consumer growth
- Continued international expansion of TravisMathew and Jack Wolfskin brands in non-core markets
- Jack Wolfskin positioned to continue to grow and benefit from strong presence in DACH and China regions
- Expanded owned Callaway apparel business in Asian markets
- Introducing concept shops at Topgolf venues

Jack Wolfskin | TravisMathew | OGIO | Callaway

DIVERSIFIED PORTFOLIO WITH SIGNIFICANT SCALE AND DEMONSTRATED ABILITY TO BE FLEXIBLE AND PERFORM UNDER VARIOUS OPERATING CONDITIONS

13

TOPGOLF: THE CATEGORY-DEFINING TECH-ENABLED GOLF ENTERTAINMENT BUSINESS

Callaway



VENUES

Cutting-edge entertainment facilities with attractive economics and expansion capabilities

~30M *Venue visits projected in 2022*

450 *Potential global venue addressable market*



TOPTRACER RANGE

Transforming the traditional driving range experience and televised golf through a capital light, high margin model

2% *Penetration in Toptracer Range addressable market*

140+ *Televised golf tournaments that feature Toptracer*



MEDIA

Facilitate engagement across the Topgolf ecosystem through games and sponsorships

37M *World Golf Tour members*

124+M *Total fan touchpoints[1]*

PROVEN BUSINESS SIGNIFICANTLY OUTPERFORMING EXPECTATIONS

Note: Data as of December 31, 2021.

1. "Fan touchpoints" refers to the connections Topgolf has to members of its fan base. Topgolf calculates its fan touchpoints at any point in time based on the total number of venue memberships, social media subscriptions, short message service ("SMS") subscriptions, e-mail subscriptions and lifetime installs for Topgolf, Toptracer and WGT apps. A fan of Topgolf's who engages with Topgolf across more than one of these areas, such as by having a venue membership, following Topgolf on one or more social media platforms, subscribing to Topgolf's SMS messages and emails, and/or installing one or more of Topgolf's apps, will account for a corresponding number of fan touchpoints.

14

TOPGOLF VENUES GENERATING ATTRACTIVE ECONOMICS Target Avg. Venue US Venue Revenue Breakdown 1 $17 M Revenue (2021) 29% Target Avg. Venue Level 1,2 29% Adjusted EBITDAR $5 M 33% Average Construction 3 4% Cost per Venue $10-40 M 34% Target Average Cash Food and Beverage Gameplay Events Other on Cash Returns 45-50% 2021 ADJUSTED EBITDAR MARGIN PERFORMED AHEAD OF TARGET UNIT ECONOMICS 1. Near- to medium-term blended average across large, medium and small venues, with the majority of new development coming from large venues. Excludes overhead and opening costs and assumes Deemed Landlord Financing. Additionally, as Adjusted EBITDAR is a non-GAAP measure, please see the Regulation G disclaimers on page 1 of this presentation. 2. Adjusted EBITDAR. The Company provides information about its results excluding interest, taxes, depreciation and amortization expense, non-cash stock compensation expense and rent. Additionally, Adjusted EBITDAR excludes these same line items from forecasted net income. 3. Topgolf seeks to finance underlying land and 75% of construction costs on the majority of its venues through third-party developer or real estate financing companies. 15 15

TOPTRACER GENERATING ATTRACTIVE ECONOMICS



Metric	Value
Annual Target Revenue per Bay	$2,000
Annual Target Cash Adj. EBITDA per Bay	$1,500
Target Average Cash on Cash Returns	~50%

Bay Installs in '21	*Potential Total WW Bays*	*Targeted New Bays per Year*
~7k	+650k	8k+

$200M+ UNIT-LEVEL LONG-TERM CASH ADJ. EBITDA OPPORTUNITY[1]

- 15k+ active bays worldwide as of December 2021
- Attractive recurring revenue potential with limited upfront investment
- Callaway expertise and network present compelling opportunity to accelerate Toptracer growth globally
- Highly visible brand presence featured in over 140 golf tournament broadcasts globally, reaching an estimated 500+ M viewers annually[2]
- Strong upside for independent range owners – many licensees have reported 25-60% revenue increases
- Continued momentum expected to accelerate globally and contribute meaningful EBITDA
- Ability to deliver connected digital experiences from games to lessons and more

1. Assumes 23% market share of worldwide addressable market of 650,000 bays. See page 16 of this presentation for more details on unit economics and long-term Adjusted EBITDA opportunity. Additionally, as Adjusted EBITDA is a non-GAAP measure, please see the Regulation G disclaimers on page 1 of this presentation.
2. 2019 Estimate.

16

GOLF EQUIPMENT: INNOVATING TO MAINTAIN LEADERSHIP POSITION

CONTINUED LEADERSHIP IN GOLF INDUSTRY

- #1 overall golf club company and #1 or #2 market share in every major club category over the past 4 years[1]
- Continued significant investment in R&D over the past 10 years, enabling the use of Artificial Intelligence to design physical products
- Golf ball investments resulted in record 20% market share in July 2021[2] and 18.4% market share for FY 2021[3], up 170 bps compared to FY 2020

LEADING MARKETING AND TOUR STRATEGY

- Industry leading digital media strategy
- Tour team winning major tournaments with Callaway balls and clubs
- Investing in younger golfers to maintain pipeline of talented golfers

PROVEN ABILITY TO ADAPT AND DRIVE GROWTH

- Delivered record units and revenues, despite challenging supply chain environment
- Record low inventory provides opportunity for retail fill-in in 2022






1. Golf Datatech cumulative share from January 2017- December 2021
2. Golf Datatech July 2021 monthly market share.
3. Golf Datatech FY 2021 market share.

17

2022 PRODUCT LAUNCHES OFF TO A GREAT START Chrome Soft Golf Balls Rogue ST Drivers Rogue ST Fairway Woods Precision Technology delivers tightest Fastest, most stable drivers ever, with industry- Fastest fairway woods ever, that are up to 10 dispersion, consistently fast leading innovations that create a breakthrough yards longer with new Batwing Technology ball speeds and total performance in performance Rogue ST Hybrids Rogue ST Irons Pushing boundaries by incorporating an all- Combined high strength 450 steel with an new Jailbreak System for powerful distance A.I. designed Flash Face Cup for more ball speed and consistency 18

SOFT GOODS: MAINTAINING MOMENTUM IN A HIGH-GROWTH SEGMENT

travisMathew

- Southern California-based active lifestyle brand that is styled for both on and off the golf course
- Brand is experiencing significant growth through products that resonate with consumers and marketing strategies that reach target demographics
- Increasing geographic footprint in US and internationally
- Comparable store sales growth for owned stores in 2021 was up 67% vs. 2020[1]

Jack Wolfskin

- Germany-based outdoor brand focused on function and design since 1981
- Strong presence in both DACH and China regions, including being recently voted #1 most desired jacket brand in Germany[2]
- Positioned to continue to grow as brand awareness increases and direct-to-consumer model grows

Callaway / OGIO

- Performance apparel and golf and lifestyle bags
- Enthusiasm for the sport of golf driving increased demand for Callaway and OGIO branded soft goods
- Assumed the operations of Korea Callaway Apparel business in July 2021, building on successful takeover of Japan business in 2019, which has #1 share in the wholesale channel
- OGIO business provides strong profitability after consolidating the brand into Callaway infrastructure

GLOBAL SCALE NOW DRIVING MEANINGFUL COST SYNERGIES AMONG THESE BRANDS

1. Comparable store sales is a comparison of net sales to the same period of prior year for the comparable store base. A comparable TravisMathew store includes only those stores open for 12 months or longer.
2. Textilwirtschaft Verbraucherfokus 2022.

19

KEY BUSINESS HIGHLIGHTS UNIQUE ASSET WELL-POSITIONED STRONG TRACK RECORD Proven ability to drive both A unique new business, Brands ideally situated for the revenue and Adjusted EBITDA strategically positioned at the current and post-pandemic growth through various center of the growing golf, environment operating conditions entertainment and lifestyle ecosystems Brands have leadership Proven ability to de-lever positions in attractive and following acquisitions of Competitive advantage in golf growing markets Topgolf and Jack Wolfskin consumer reach Deep competitive moats Diversified portfolio with across the portfolio synergistic fit 20

Financial Overview

RECENT PERFORMANCE UPDATE

- Full year Combined Pro Forma Net Revenue +42% to ~$3.3 billion
- Full year Combined Pro Forma Adjusted EBITDA +347% to $448 million
- Pivotal year, marked by exceptional results, significant growth, and strong momentum across all business segments
- Closed on the acquisition of Topgolf in Q1, transforming Callaway into the unrivaled leader in the modern golf and lifestyle space
- Made key investments in infrastructure and people to support a larger business and set Callaway up for continued growth and financial success

Achieved Record Results in 2021

($ in millions)	FY 2021	Change vs. 2020	Change vs. 2019
Combined Pro Forma Net Revenue[1]	**$3,276**	**+42%**	**+19%**
Topgolf [1]	1,231	+72%	+16%
Golf Equipment	1,229	+25%	+26%
Apparel, Gear & Other	817	+35%	+13%
Combined Pro Forma Adjusted EBITDA[1,2]	**$448**	**+347%**	**+66%**

EXCEEDED EXPECTATIONS ACROSS ALL BUSINESS SEGMENTS AND SHOWED SIGNIFICANT GROWTH COMPARED TO 2019 PRE-PANDEMIC LEVELS

Note: Table assumes Topgolf included in consolidated financials for all periods.
1. Due to the timing of the Topgolf acquisition on March 8, 2021, Callaway's reported full year financial results will only include 10 months of Topgolf results. The pro forma financial results shown above include Topgolf contribution for January and February 2021.
2. See Appendix for Adjusted EBITDA reconciliation to GAAP.

22

TOPGOLF SEGMENT UPDATE

Venue Update

- Fourth quarter walk-in traffic and event business sales for both social and corporate events surpassed expectations, driving Q4 2021 same venue sales[1] to +6% over 2019 levels
- Full year 2021 same venue sales[1] were approximately 95% of 2019 levels, meaningfully higher than projected and a very strong result given the operating environment
- Opened nine new venues in 2021 with one opened in Q4 2021 in Ft. Myers, FL
- 2022 pipeline includes 10 new venues with the potential of adding one more in very late Q4
- Timing of the venue openings will be heavily weighted toward the back half of the year, with five expected to open in Q4 2022

Toptracer

- Installed over 1,700 new bays in Q4 2021 for a total of just under 7,000 new bay installations in FY 2021
- Expect to install 8,000 bays or more in 2022

Topgolf Media

- Developing a new game to launch in 2022 that caters to the younger, more traditional gamer, whereas the World Golf Tour game focuses more on the traditional golfer
- Opportunity to grow digital community and integrate technology into digital offerings at both venues and Toptracer ranges to drive synergies from our game development capabilities

STRONG QUARTER AND YEAR DRIVEN BY CONSISTENT WALK-IN TRAFFIC AND A RECOVERY IN EVENTS

1. Same venue sales represents sales for the comparable venue base, which is defined as the number of company-operated venues with at least 24 full fiscal months of operations.

23

GOLF EQUIPMENT SEGMENT UPDATE

- **Record year for Golf Equipment with sales over $1.2 billion, up 25% YoY vs. 2020**

- **Demand and interest in golf remains high and inventory remains low**
  - Hard goods retail sell-through trends well even after a strong 2020
  - Customers are telling us that they expect a strong year for golf in 2022
  - Rounds played for the year increased +6% vs. 2020 and +20% vs. 2019[1]

- **Supply chain continues to be a competitive advantage for Callaway**
  - Our diversified supplier base helped navigate global supply chain challenges encountered during 2021
  - All manufacturing facilities are open and production has shifted to 2022 new product launches

- **We believe we are well-positioned heading into 2022 and are encouraged by continued strong demand**

- **Good early momentum with new products**
  - Won Driver count at the Sentry Tournament of Champions, the first PGA Tour event of 2022


ROGUE
DRIVERS WIN GOLD WITH
5 STAR PERFORMANCE
HOT LIST GOLD


CHROME SOFT
BETTER FOR THE BEST. BETTER FOR EVERYONE.

DEMAND AND INTEREST IN GOLF REMAIN AT ALL-TIME HIGHS

1. Golf Datatech/National Golf Foundation December 2021 report.

24

APPAREL AND GEAR SEGMENT UPDATE

TravisMathew

- Own retail comp store sales up 67% vs. 2020[1]
- Ecommerce sales increased 30% vs. 2020
- Expanded product range to include women's apparel as part of the His & Her Cloud Collection launched in December, and more cold weather gear within the Outerwear Collection Both


HIS & HER
Cloud
COLLECTION
FEELS LIKE A DREAM
ELEVATED STYLING
SUPREME COMFORT
MODERN FIT

Jack Wolfskin

- Sales were up in the quarter as compared to both 2020 and 2019
- Public re-launch of the brand's fresh new image was positively received by consumers and 2022 prebooks were strong
- Launched the "Nature ~~Dis~~Counts" campaign in place of Black Friday and Cyber Monday; donated 2 Euros from every purchase made during the week to Peter Wohlleben's Forest Academy, a forestry re-wilding and conservation organization


NATURE
DISCOUNTS
HELP US CONSERVE 25,000 M²
OF EUROPEAN FOREST OVER
THE NEXT 50 YEARS!
Jack Wolfskin

Callaway Apparel

- Japan held the #1 share in the wholesale channel during the quarter
- Direct-to-consumer efforts showing value with strong sales in owned retail stores

POSITIONED TO CONTRIBUTE SUBSTANTIALLY TOWARD ELY GROWTH IN 2022 AND BEYOND

25

1. Comparable store sales is a comparison of net sales to the same period of prior year for the comparable store base. A comparable TravisMathew store includes only those stores open for 12 months or longer.

STRONG FINANCIAL POSITION WITH AMPLE FLEXIBILITY We are in a very strong liquidity position • Business has $753M in available liquidity Status Quo Pro Forma ($ in millions) % Change 12/31/2021A 12/31/2021 as of December 31, 2021, including Topgolf business with a fully paid off cash Cash and Cash Equivalents $352 $518 +47% flow revolver • Topgolf current funding needed from Callaway now $200M better than original 1 Available Liquidity $753 $859 +14% $325M estimate, with less than $70M remaining to be funded 2 Gross Debt $1,730 $1,903 +10% We have ample flexibility to adjust our 3 Net Debt $1,378 $1,385 +1% cash outflows if needed • Demonstrated ability through COVID to cut-off spending when needed Gross Leverage 3.9x 4.3x +0.4x • Legacy business has ability to cut growth Capex and marketing spend immediately Net Leverage 3.1x 3.1x -- • Topgolf has many levers it can pull to manage cash flows STRONG ABILITY TO ABSORB ANY POTENTIAL DOWNTURN, IF NECESSARY 1. Available Liquidity defined as cash on hand + availability under credit facilities. 26 2. Includes Deemed Landlord Financing related to the Topgolf venues. 3. Net Debt is calculated as debt, including Deemed Landlord Financing related to the Topgolf venues, less unrestricted cash.

SUMMARY OF HISTORICAL FINANCIAL PERFORMANCE Commentary Revenue ($M) $3,277 • 2021 was a record year for Callaway $2,761 $2,306 $1,231 $1,060 $716 • Topgolf delivered exceptional results, as increased $2,046 walk-in traffic and social events booking led to $1,701 $1,589 higher-than-anticipated sales and productivity 2019 2020 2021 Callaway Topgolf • Demand for golf equipment and apparel products remained at unprecedented levels 1 Adjusted EBITDA ($M) • Declines in 2020 revenue and profitability for then- $70 0 15. 0% 13.7% 9.8% $60 0 10. 0% 4.3% separate companies Callaway and Topgolf were $448 $50 0 5.0% $40 0 -- mainly attributable to the effect of COVID-19 $269 $179 $30 0 (5.0%) $98 $20 0 $59 (10.0%) $10 0 $269 $210 $165 • 2021 EBITDA margins improved due to a (15.0%) -- ($66) ($100) (20.0%) combination of better-than-expected venue 2019 2020 2021 profitability at Topgolf, higher gross margins in golf Callaway Topgolf Consolidated Margin equipment, and lower OpEx spend 2 Capital Expenditures ($M) • Able to reduce capital expenditures and growth $40 0 expenses in response to the environment, as $35 0 $293 $30 0 $246 demonstrated in 2020 during the pandemic $25 0 $20 0 $239 $15 0 $185 $108 $10 0 $68 $50 $61 $55 $39 -- 2019 2020 2021 Callaway Topgolf Note: Graphs assume 12 months of Topgolf included in combined financials for all periods. 27 1. See Appendix for Adjusted EBITDA reconciliation to GAAP figures. 2. Capital expenditures are net of proceeds from lease financing.

SUMMARY CREDIT HIGHLIGHTS Leading tech-enabled golf and active lifestyle company delivering premium equipment, apparel 1 and entertainment Operate in attractive golf, outdoor and entertainment segments positioned to benefit from strong 2 industry tailwinds Diversified portfolio of coveted brands and proven concepts presents unique competitive 3 advantage Embedded growth within existing portfolio set – supporting EBITDA stability and growth through 4 various operating conditions Strong track record managing leverage 5 28

Appendix

ORGANIZATIONAL STRUCTURE


U.S. Entity
Foreign Entity
Borrower
Callaway Golf Company
• $500mm New 5 Year ABL
• $950mm New 7 Year Term Loan B
• $259mm Convertible Note
• $44mm Other Indebtedness(1)
• ¥6bn Japanese Facilities(2)
German Acquisition Corp
TravisMathew, LLC
Ogio International, Inc.
Callaway Golf Sales Company
Callaway Golf Interactive, Inc.
Callaway Golf Ball Operations, Inc.
Callaway Golf International Sales Company
TopGolf International Inc.
Jack Wolfskin
• $180mm Other Real Real-Estate Related Debt
• $461mm Deemed Landlord Financing(3)

Note: All blue entities except for Topgolf, which is an unrestricted sub, are current guarantors of the TLB.
(1) Consists of $13mm of JPY term loan outstandings and $31mm of equipment loans.
(2) Japanese ABL facilities sit at Callaway Golf Company's Japanese subsidiary, not shown.
(3) Deemed landlord financing represents construction advances for leased assets that are treated as owned for accounting purposes.

30

SEGMENT RECONCILIATION

Callaway

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information
(Unaudited)
(In thousands)

	Operating Segment Information				Non-GAAP Constant Currency vs. 2020[1]
	Three Months Ended December 31,		Growth		
	2021	2020	Dollars	Percent	Percent
Net revenues:					
Topgolf	$ 335,798	$ —	$ 335,798	n/m	n/m
Golf Equipment	161,419	213,794	(52,375)	(24.5%)	(23.4%)
Apparel, Gear and Other	214,507	160,835	53,672	33.4%	35.8%
Total net revenues	$ 711,724	$ 374,629	$ 337,095	90.0%	91.6%
Segment operating income (loss):					
Topgolf	$ 6,139	$ —	$ 6,139	n/m	
Golf Equipment	(24,979)	3,993	(28,972)	(725.6%)	
Apparel, Gear and Other	(2,281)	(9,720)	7,439	(76.5%)	
Total segment operating income	(21,121)	(5,727)	(15,394)	268.8%	
Corporate G&A and other [2]	(33,542)	(26,528)	(7,014)	26.4%	
Total operating income (loss)	(54,663)	(32,255)	(22,408)	69.5%	
Interest expense, net	(40,502)	(12,927)	(27,575)	213.3%	
Other income (expense), net	(526)	(2,518)	1,992	(79.1%)	
Total income (loss) before income taxes	$ (95,691)	$ (47,700)	$ (47,991)	100.6%	

[1] Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.
[2] Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, including non-cash amortization expense for intangible assets acquired in connection with the Jack Wolfskin, TravisMathew and OGIO acquisitions. In addition, the amount for 2021 includes (i) $8.5 million of non-cash amortization expense for intangible assets acquired in connection with the merger with Topgolf, combined with depreciation expense from the fair value step-up of Topgolf property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases; (ii) $1.1 million of transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021; and (iii) $0.8 million of costs related to the implementation of new IT systems for Jack Wolfskin. The amount for the fourth quarter of 2020 includes (i) $8.0 million of professional fees, legal fees, employee costs and other fees associated with the acquisition of Topgolf; and (ii) $0.7 million of costs related to the implementation of new IT systems for Jack Wolfskin.

	Operating Segment Information				Non-GAAP Constant Currency vs. 2020[1]
	Twelve Months Ended December 31,		Growth		
	2021	2020	Dollars	Percent	Percent
Net revenues:					
Topgolf	$ 1,087,671	$ —	$ 1,087,671	n/m	n/m
Golf Equipment	1,229,175	982,675	246,500	25.1%	23.2%
Apparel, Gear and Other	816,601	606,785	209,816	34.6%	32.8%
Total net revenues	$ 3,133,447	$ 1,589,460	$ 1,543,987	97.1%	95.1%
Segment operating income (loss):					
Topgolf	$ 58,225	$ —	$ 58,225	n/m	
Golf Equipment	203,846	148,578	55,268	37.2%	
Apparel, Gear and Other	68,511	679	67,832	9990.0%	
Total segment operating income	330,582	149,257	181,325	121.5%	
Corporate G&A and other [2]	(125,867)	(80,503)	(45,364)	56.4%	
Goodwill and tradename impairment [3]	—	(174,269)	174,269	(100.0%)	
Total operating income (loss)	204,715	(105,515)	310,230	294.0%	
Gain on Topgolf investment [4]	252,531	—	252,531	n/m	
Interest expense, net	(115,565)	(46,932)	(68,633)	146.2%	
Other income, net	8,961	24,969	(16,008)	(64.1%)	
Total income (loss) before income taxes	$ 350,642	$ (127,478)	$ 478,120	375.1%	

[1] Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.
[2] Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, including non-cash amortization expense for intangible assets acquired in connection with the Jack Wolfskin, TravisMathew and OGIO acquisitions. In addition, the amount for 2021 includes (i) $22.3 million of non-cash amortization expense for intangible assets acquired in connection with the merger with Topgolf, combined with depreciation expense from the fair value step-up of Topgolf property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases, (ii)$21.2 million of transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, and (iii) $2.8 million of costs related to the implementation of new IT systems for Jack Wolfskin. The amount for 2020 also includes certain non-recurring costs, including (i) $8.5 million in transaction, transition, and other non-recurring costs associated with the Topgolf Merger Agreement, (ii) $4.8 million of non-cash amortization of the debt discount on the convertible notes issued in May 2020, (iii) $3.7 million of costs associated with the Company's transition to its new North America Distribution Center; (iv) $3.8 million related to cost-reduction initiatives, including severance charges associated with workforce reductions due to the COVID-19 pandemic, and (v) $1.5 million related to the implementation of new IT systems for Jack Wolfskin.
[3] Represents an impairment charge related to Jack Wolfskin recognized in the second quarter of 2020.
[4] Amount represents a gain recorded to write-up the Company's former investment in Topgolf to its fair value in connection with the merger.

31

ADJUSTED EBITDA RECONCILIATION (2020 and 2021)

Callaway

CALLAWAY GOLF COMPANY
Non-GAAP Reconciliation and Supplemental Financial Information
(Unaudited) (In thousands)

2021 Trailing Twelve Month Adjusted EBITDA

	Quarter Ended				
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	Total
Net income (loss)	$ 272,461	$ 91,744	$ (15,991)	$ (26,226)	$ 321,988
Interest expense, net	17,457	28,876	28,730	40,502	115,565
Income tax provision (benefit)	47,743	(15,853)	66,229	(69,465)	28,654
Depreciation and amortization expense	20,272	43,270	44,377	47,903	155,822
JW goodwill and trade name impairment[1]	—	—	—	—	—
Non-cash stock compensation and stock warrant expense, net	4,609	11,039	10,832	11,964	38,444
Non-cash lease amortization expense	872	2,103	2,792	7,748	13,515
Acquisitions & other non-recurring costs, before taxes[2]	(235,594)	3,274	1,875	1,843	(228,602)
Reported Adjusted EBITDA[3]	**$ 127,820**	**$ 164,453**	**$ 138,844**	**$ 14,269**	**$ 445,386**
Topgolf pre-merger EBITDA contribution for Jan. and Feb. 2021[3]	2,265	—	—	—	2,265
Pro Forma Adjusted EBITDA	**$ 130,085**	**$ —**	**$ —**	**$ —**	**$ 447,651**

2020 Trailing Twelve Month Adjusted EBITDA

	Quarter Ended				
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Total
Net income (loss)	$ 28,894	$ (167,684)	$ 52,432	$ (40,576)	$ (126,934)
Interest expense, net	9,115	12,163	12,727	12,927	46,932
Income tax provision (benefit)	9,151	(7,931)	5,360	(7,124)	(544)
Depreciation and amortization expense	8,997	9,360	10,311	10,840	39,508
JW goodwill and trade name impairment[1]	—	174,269	—	–	174,269
Non-cash stock compensation and stock warrant expense, net	1,861	2,942	3,263	2,861	10,927
Non-cash lease amortization expense	264	207	(99)	(76)	296
Acquisitions & other non-recurring costs, before taxes[2]	1,516	5,856	4,402	8,607	20,381
Reported Adjusted EBITDA[3]	**$ 59,798**	**$ 29,182**	**$ 88,396**	**$ (12,541)**	**$ 164,835**

(1) In 2020, amounts include an impairment charge of $174.3 million related to Jack Wolfskin.
(2) In 2021, amounts include transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain to step-up the Company's former investment in Topgolf to its fair value in connection with the merger, and expenses related to the implementation of new IT systems for Jack Wolfskin. In 2020, amounts include costs associated with the Company's transition to its new North America Distribution Center, costs associated with the acquisition of Topgolf, and the implementation of new IT systems for Jack Wolfskin, as well as severance related to the Company's cost reduction initiatives.
(3) Due to the timing of the Topgolf acquisition on March 8, 2021, Callaway's reported full year financial results will only include 10 months of Topgolf results in 2021.

32

ADJUSTED EBITDA RECONCILIATION (2019) CALLAWAY GOLF COMPANY Non-GAAP Reconciliation and Supplemental Financial Information (Unaudited) (In thousands) 2019 Trailing Twelve Month Adjusted EBITDA Quarter Ended March 31, June 30, September 30, December 31, Total 2019 2019 2019 2019 Net income (loss) $ 48,647 $ 28,931 $ 31,048 $ (29,218) $ 79,408 Interest expense, net 9,639 10,260 9,545 9,049 38,493 Income tax provision (benefit) 9,556 7,208 2,128 (2,352) 16,540 Depreciation and amortization expense 7,977 9,022 8,472 9,480 34,951 Non-cash stock compensation expense 3,435 3,530 2,513 3,418 12,896 Non-cash lease amortization expense (140) (9) (36) (120) (305) (1) Acquisitions & other non-recurring costs, before taxes 13,986 6,939 3,009 4,090 28,024 Adjusted EBITDA $ 93,100 $ 65,881 $ 56,679 $ (5,653) $ 210,007 33 33 (1) In 2019, amounts represent certain non-recurring transaction costs, including banker's fees, legal fees, consulting and travel expenses, and transition costs, including consulting, audit fees and valuations services associated with the acquisition of Jack Wolfskin, in addition to other non-recurring advisory fees.

ADJUSTED EBITDA RECONCILIATION (2016) CALLAWAY GOLF COMPANY Non-GAAP Reconciliation and Supplemental Financial Information (Unaudited) (In thousands) Twelve Months Ended December 31, 2016 Total Net income (loss) $ 189,900 Interest expense, net 1,747 Income tax provision (benefit) (132,561) Depreciation and amortization expense 16,586 EBITDA $ 76,672 Gain on sale of Topgolf investments 17,662 Reported Adjusted EBITDA $ 58,010 Non-cash stock compensation expense 8,965 Reported Adjusted EBITDA excluding non-cash stock compensation expense $ 66,975 34 34

TOPGOLF DETAILED FINANCIAL DISCLOSURE ($ in millions) (1) FY Reported FY Pro Forma Q4 2021 (10 months) (12 months) Net Revenue $336 $1,088 $1,231 (2) Segment Income from Operations $6 $58 $40 Depreciation & Amortization $29 $93 $111 Non-cash Rent $6 $13 $13 Non-cash Compensation Expense $4 $14 $16 (3) Segment Adjusted EBITDA $46 $177 $179 (4) Capital Expenditures $64 $173 $185 (5) Venue Financing Liability $593 (1) Due to the timing of the Topgolf acquisition on March 8, 2021, Callaway’s reported full year financial results will only include 10 months of Topgolf results in 2021. The pro forma YTD results detailed on this slide include Topgolf financials for January and February. (2) Segment income from operations does not include interest expense or tax expense. (3) Segment Adjusted EBITDA is segment income from operations plus depreciation & amortization, non-cash rent and non-cash compensation expense. 35 35 (4) Capital expenditures are net of expected REIT reimbursement. (5) Venue Financing Liability combines Venue Finance Lease Obligations and Deemed Landlord Financing, which were $132 million and $461 million, respectively, as of December 31, 2021.

TOPGOLF ADJUSTED EBITDA RECONCILIATION (2021) CALLAWAY GOLF COMPANY 2021 Topgolf Non-GAAP Reconciliation and Supplemental Financial Information (Unaudited) (In millions) Twelve Months Ended December 31, 2021 (1) Segment Operating Income $ 58.2 Depreciation and amortization expense 93.1 Non-cash stock compensation expense 13.8 Non-cash lease amortization expense 12.0 Segment Adjusted EBITDA $ 177.1 (2) Topgolf pre-merger EBITDA contribution for Jan. and Feb. 2021 2.3 Pro Forma Segment Adjusted EBITDA $ 179.4 (1) The Company does not calculate GAAP net income at the operating segment level, but has provided Topgolf's segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and 36 36 taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Consolidated Net Revenues and Operating Segment Information included in this presentation. (2) Due to the timing of the Topgolf acquisition on March 8, 2021, Callaway’s reported full year financial results included only 10 months of Topgolf results in 2021. This $2.3 million reflects the Topgolf Adjusted EBITDA contribution for January and February 2021.

TOPGOLF ADJUSTED EBITDA RECONCILIATION (2019 and 2020) TOPGOLF Non-GAAP Reconciliation and Supplemental Financial Information (Unaudited) (In thousands) Twelve Months Ended December 31, 2020 2019 Net income (loss) $ (346,307) $ (114,866) Interest expense, net 51,899 40,865 Income tax provision (benefit) 1,027 (199) Depreciation and amortization expense 112,279 98,018 Non-cash stock compensation and stock warrant expense, net 7,906 7,414 (1) Non-cash lease amortization expense 10,020 16,910 (2) Closure costs 1,038 9,591 (3) Remeasurement of contingent earn-out obligation (1,744) (302) Impairment of Long-Lived Assets 62,555 — (4) Other one-time expenses 33,083 1,750 Adjusted EBITDA $ (66,245) $ 59,181 (1) Consists of the non-cash portion of rent, including non-cash rent related to pre-opening costs, which reflects the extent to which Topgolf’s operating lease straight-line rent expense recognized exceeds or is less than its cash rent payments. The operating lease straight-line rent expense adjustment can vary depending on the average age of Topgolf’s lease portfolio, which has been impacted by its significant growth. For newer leases, Topgolf’s rent expense recognized typically exceeds its cash rent payments while for more mature leases, rent expense recognized is typically less than its cash rent payments. (2) Closure costs include lease related charges, severance costs, impairment of long-lived assets and other exit costs associated with permanent venue closures. In the fourth quarter of fiscal year 2019, Topgolf announced the closure of two legacy company- operated venues located in Wood Dale, Illinois and Alexandria, Virginia. The Wood Dale, Illinois venue closed in the fourth quarter of fiscal year 2019 and the Alexandria, Virginia venue closed in the first quarter of fiscal year 2020. 37 37 (3) Represents fair market value adjustments of the contingent earn-out obligation that expires in December 2021 in connection with Topgolf’s acquisition of Topgolf Sweden in May 2016 (4) Represents non-recurring consulting and advisory costs with respect to Topgolf financing transactions and well as legal settlement reserves.